Exhibit 32.1

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of NexPoint Diversified Real Estate Trust (the “Company”) for the period ending June 30, 2026, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Jim Dondero, President of the Company, and Paul Richards, Chief Financial Officer of the Company, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.
The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 14, 2026	/s/ Jim Dondero
Jim Dondero
President
(Principal Executive Officer)

Dated: August 14, 2026	/s/ Paul Richards
Paul Richards
Chief Financial Officer, Executive VP-
Finance, Treasurer and Assistant Secretary
(Principal Financial Officer)